UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 18, 2025
Lucid Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Gateway Boulevard Newark, CA		94560
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (510) 648-3553
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On August 18, 2025, Lucid Group, Inc. (“Lucid” or the “Company”) held a special meeting of stockholders (the “Special Meeting”). The matter listed below was submitted to a vote of the Company’s stockholders at the Special Meeting through the solicitation of proxies. Detailed descriptions of the proposal are included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on July 28, 2025 and definitive additional materials on Schedule 14A filed with the SEC on August 8, 2025.
1.The stockholders approved an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to effect, at the discretion of the Company’s Board of Directors, a reverse stock split of the common stock.

Votes For	Votes Against	Abstentions
2,428,788,369	35,327,834	2,247,966

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2025

LUCID GROUP, INC.

	By:	/s/ Taoufiq Boussaid
Taoufiq Boussaid
Chief Financial Officer